Exhibit (h)(4)(xvi)

AMENDMENT NO. 15

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 15, dated as of June 7, 2011 (“Amendment No. 15”), to the Amended and Restated Participation Agreement, dated as of July 15, 2002, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), AXA Equitable Life Insurance Company, AXA Distributors, LLC and AXA Advisors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.	New Portfolio. The Trust hereby includes the AXA Ultra Conservative Strategy Portfolio in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Removed Portfolios. The following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: EQ/Capital Guardian Growth Portfolio, EQ/Lord Abbett Growth and Income Portfolio, AXA Tactical Manager 2000 Portfolio-III, AXA Tactical Manager 400 Portfolio-III, AXA Tactical Manager 500 Portfolio-III and AXA Tactical Manager International Portfolio-III.

3.	Name Changes. The names of EQ/AllianceBernstein International Portfolio, EQ/BlackRock International Value Portfolio, EQ/International Growth Portfolio, EQ/Wells Fargo Advantage Omega Growth Portfolio, AXA Tactical Manager 2000 Portfolio-I, AXA Tactical Manager 400 Portfolio-I, AXA Tactical Manager 500 Portfolio-I and AXA Tactical Manager International Portfolio-I were changed to EQ/International Equity Index Portfolio, EQ/International Value PLUS Portfolio, EQ/MFS International Growth Portfolio, EQ/Wells Fargo Omega Growth Portfolio, AXA Tactical Manager 2000 Portfolio, AXA Tactical Manager 400 Portfolio, AXA Tactical Manager 500 Portfolio and AXA Tactical Manager International Portfolio, respectively.

4.	Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 15 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Name: Brian Walsh		Name: Steven M. Joenk
	Title: Chief Financial Officer and Treasurer		Title Senior Vice President

AXA DISTRIBUTORS, LLC		AXA ADVISORS, LLC

By:	/s/ /Nicholas B. Lane	By:	/s/ Andrew McMahon
	Name: Nicholas B. Lane		Name: Andrew McMahon
	Title: Chairman, President and Chief Executive Officer		Title: Chairman

SCHEDULE B

AMENDMENT NO. 15

AMENDED AND RESTATED PARTICIPATION AGREEMENT

All Asset Allocation Portfolio

ATM Core Bond Portfolio

ATM Government Bond Portfolio

ATM International Portfolio

ATM Large Cap Portfolio

ATM Mid Cap Portfolio

ATM Small Cap Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Tactical Manager 500 Portfolio

AXA Tactical Manager 2000 Portfolio

AXA Tactical Manager 400 Portfolio

AXA Tactical Manager International Portfolio

AXA Ultra Conservative Strategy Portfolio

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Equity Growth PLUS Portfolio

EQ/Franklin Core Balanced Portfolio

EQ/Franklin Templeton Allocation Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Multi-Sector Equity Portfolio

EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/International Equity Index Portfolio

EQ/International Value PLUS Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

EQ/Mutual Large Cap Equity Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/Templeton Global Equity Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Wells Fargo Omega Growth Portfolio